UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 8, 2004
 Date of Report (Date of earliest event reported):

COMMERCE ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32979	94-3392885
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Market Street, Steuart Tower
Suite 1300
San Francisco, CA 94105
(Address of principal executive offices including zip code)

(415) 644-8700
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 8, 2004, we received a letter from The Nasdaq National Market notifying us that we fail to comply with their requirements for continued listing of our common stock. We issued a press release to announce our receipt of this de-listing notice and the actions to be taken thereunder. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities

During the week of October 4, 2004, we issued an aggregate of 1,796,369 shares of our common stock to BayStar Capital II, LP ("BayStar") upon BayStar's conversion of 38,000 shares of Series B preferred stock. On October 12, 2004, BayStar elected to convert an additional 38,000 shares of Series B preferred stock into an additional 1,800,665 shares of our common stock. We did not receive any additional remuneration from BayStar in connection with either conversion. These shares of our preferred stock were issued to BayStar pursuant to a Securities Purchase Agreement dated July 10, 2003. The shares of common stock issued in exchange for the preferred stock were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 3(a)(9) of the Securities Act, and may be sold by BayStar pursuant to Rule 144 promulgated under the Securities Act or an effective registration statement under the Securities Act (in each case, subject to applicable limitations).

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1    Press Release issued by Commerce One, Inc. on October 12, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE ONE, INC.

/s/ Peter Seidenberg
Peter Seidenberg
Senior Vice President and Chief Financial Officer

Date: October 12, 2004

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release issued by Commerce One, Inc. on October 12, 2004 PDF